UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2011

TREMONT FAIR, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10497 Town & Country Way, Suite 214
Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 785-4411

______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01	Changes in Control of Registrant

     On April 19, 2011, Cumbria Capital, L.P. (“Cumbria”), the controlling shareholder of Tremont Fair, Inc. (the “Company”) sold 100,000 shares of Series A Preferred Stock of the Company (the “Preferred Stock”) to Sierra Vista Holdings, Inc., a Florida corporation owned and controlled by Mark Klok.  Although the Preferred Stock carries no dividend, distribution, or liquidation rights, and is not convertible into common stock, each share of Preferred Stock carries 10,000 votes per share and is entitled to vote with the Company’s common stockholders on all matters upon which common stockholders may vote.  Consequently, Mr. Klok holds a controlling beneficial interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tremont Fair, Inc.

Date: April 19, 2011	By:	/s/ Cyrus Boga
Cyrus Boga
Chirf Executive Officer